UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016 (June 23, 2016)

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271

Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Ellen White, the Chief Financial Officer, Treasurer and principal financial and accounting officer of Surna Inc. (the “Company”), resigned effective immediately.

The Company has identified and is in discussions with candidates for her replacement. Trent Doucet will assume the role of Acting Chief Financial Officer until a candidate is appointed.

Mr. Doucet has served as the Company’s President and Chief Executive Officer since May 13, 2016, Chief Operating Officer from November 11, 2015 until May 13, 2016 and as a director since December 21, 2015. In 2003, Mr. Doucet founded Primus Networks, Inc., which was acquired in 2011 by mindSHIFT Technologies, a leading managed IT service provider. Subsequently, Mr. Doucet joined mindSHIFT as Vice President and Managing Director, where he was responsible for revenue growth in mindSHIFT’s strategic services group.

At this time, there have been no changes made to Mr. Doucet’s compensation in connection with his new roles. There are no transactions in which Mr. Doucet has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD

On June 29, 2016, the Company issued a press release regarding the changes to its management team. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 29, 2016 (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: June 29, 2016	By:	/s/ Trent Doucet
Trent Doucet
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 29, 2016 (furnished herewith).

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